                          AGREEMENT AND PLAN OF MERGER

                         DATED AS OF SEPTEMBER 1, 1997

                                     AMONG

                            DOUBLETREE CORPORATION,

                            PROMUS HOTEL CORPORATION

                                      AND

                              PARENT HOLDING CORP.

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                               TABLE OF CONTENTS

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ARTICLE I.          THE MERGERS...........................................................................           9

  Section 1.1.      Certificate of Incorporation and Bylaws of Parent.....................................           9
  Section 1.2.      The Doubletree Merger.................................................................           9
  Section 1.3.      The Promus Merger.....................................................................           9
  Section 1.4.      Effective Time of the Mergers.........................................................           9
  Section 1.5.      Closing...............................................................................           9
  Section 1.6.      Effect of the Mergers.................................................................           9
  Section 1.7.      Certificate of Incorporation and Bylaws of the Surviving Corporations.................          10
  Section 1.8.      Directors and Officers of the Surviving Corporations..................................          10

ARTICLE II.         CONVERSION OF SECURITIES..............................................................          10

  Section 2.1.      Conversion of Doubletree Capital Stock................................................          10
  Section 2.2.      Conversion of Promus Capital Stock....................................................          11
  Section 2.3.      Cancellation of Parent Stock..........................................................          11
  Section 2.4.      Exchange of Certificates..............................................................          11

ARTICLE III.        REPRESENTATIONS AND WARRANTIES OF DOUBLETREE..........................................          14

  Section 3.1.      Organization of Doubletree............................................................          14
  Section 3.2.      Doubletree Capital Structure..........................................................          14
  Section 3.3.      Authority; No Conflict; Required Filings and Consents.................................          15
  Section 3.4.      SEC Filings; Financial Statements.....................................................          16
  Section 3.5.      No Undisclosed Liabilities............................................................          17
  Section 3.6.      Absence of Certain Changes or Events..................................................          17
  Section 3.7.      Taxes.................................................................................          17
  Section 3.8.      Properties............................................................................          18
  Section 3.9.      Intellectual Property.................................................................          18
  Section 3.10.     Agreements, Contracts and Commitments.................................................          18
  Section 3.11.     Litigation............................................................................          19
  Section 3.12.     Environmental Matters.................................................................          19
  Section 3.13.     Employee Benefit Plans................................................................          19
  Section 3.14.     Compliance With Laws..................................................................          20
  Section 3.15.     Accounting and Tax Matters............................................................          20
  Section 3.16.     Registration Statement; Joint Proxy Statement/Prospectus..............................          21
  Section 3.17.     Labor Matters.........................................................................          21
  Section 3.18.     Insurance.............................................................................          21
  Section 3.19.     Doubletree Long-Range Plans...........................................................          22
  Section 3.20.     Opinion of Financial Advisor..........................................................          22
  Section 3.21.     No Existing Discussions...............................................................          22
  Section 3.22.     Section 203 of the DGCL Not Applicable................................................          22
  Section 3.23.     Doubletree Rights Plan................................................................          22
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ARTICLE IV.         REPRESENTATIONS AND WARRANTIES OF PROMUS..............................................          22

  Section 4.1.      Organization of Promus................................................................          22
  Section 4.2.      Promus Capital Structure..............................................................          23
  Section 4.3.      Authority; No Conflict; Required Filings and Consents.................................          23
  Section 4.4.      SEC Filings; Financial Statements.....................................................          24
  Section 4.5.      No Undisclosed Liabilities............................................................          25
  Section 4.6.      Absence of Certain Changes or Events..................................................          25
  Section 4.7.      Taxes.................................................................................          25
  Section 4.8.      Properties............................................................................          26
  Section 4.9.      Intellectual Property.................................................................          26
  Section 4.10.     Agreements, Contracts and Commitments.................................................          26
  Section 4.11.     Litigation............................................................................          26
  Section 4.12.     Environmental Matters.................................................................          27
  Section 4.13.     Employee Benefit Plans................................................................          27
  Section 4.14.     Compliance With Laws..................................................................          28
  Section 4.15.     Accounting and Tax Matters............................................................          28
  Section 4.16.     Registration Statement; Joint Proxy Statement/Prospectus..............................          28
  Section 4.17.     Labor Matters.........................................................................          29
  Section 4.18.     Insurance.............................................................................          29
  Section 4.19.     Promus Long-Range Plans...............................................................          29
  Section 4.20.     Opinion of Financial Advisor..........................................................          29
  Section 4.21.     No Existing Discussions...............................................................          29
  Section 4.22.     Section 203 of the DGCL Not Applicable................................................          29
  Section 4.23.     Promus Rights Plan....................................................................          29

ARTICLE V.          COVENANTS.............................................................................          29

  Section 5.1.      Conduct of Business...................................................................          29
  Section 5.2.      Cooperation; Notice; Cure.............................................................          31
  Section 5.3.      No Solicitation.......................................................................          31
  Section 5.4.      Joint Proxy Statement/Prospectus; Registration Statement..............................          32
  Section 5.5.      NASDAQ Quotation and NYSE Listing.....................................................          32
  Section 5.6.      Access to Information.................................................................          33
  Section 5.7.      Stockholders' Meetings................................................................          33
  Section 5.8.      Legal Conditions to Merger............................................................          33
  Section 5.9.      Public Disclosure.....................................................................          34
  Section 5.10.     Nonrecognition Exchange...............................................................          34
  Section 5.11.     Pooling Accounting....................................................................          34
  Section 5.12.     Affiliate Agreements..................................................................          34
  Section 5.13.     NYSE Listing..........................................................................          34
  Section 5.14.     Stock Plans...........................................................................          35
  Section 5.15.     Brokers or Finders....................................................................          36
  Section 5.16.     Indemnification.......................................................................          36
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  Section 5.17.     Letter of Promus's Accountants........................................................          36
  Section 5.18.     Letter of Doubletree's Accountants....................................................          37
  Section 5.19.     Stock Option Agreements...............................................................          37
  Section 5.20.     Post-Merger Corporate Governance; Employment Arrangements.............................          37
  Section 5.21.     Name of Parent........................................................................          38
  Section 5.22.     Parent Stockholder Rights Plan; Amendment of Promus Rights Plan.......................          38
  Section 5.23.     GEPT Warrant; Doubletree Registration Rights Agreement................................          39
  Section 5.24.     Conveyance Taxes......................................................................          39
  Section 5.25.     Transfer Taxes........................................................................          39
  Section 5.26.     Stockholder Litigation................................................................          39
  Section 5.27.     Employee Benefits; Severance..........................................................          40

ARTICLE VI.         CONDITIONS TO MERGER..................................................................          40

  Section 6.1.      Conditions to Each Party's Obligation to Effect the Mergers...........................          40
  Section 6.2.      Additional Conditions to Obligations of Doubletree....................................          41
  Section 6.3.      Additional Conditions to Obligations of Promus........................................          42

ARTICLE VII.        TERMINATION AND AMENDMENT.............................................................          42

  Section 7.1.      Termination...........................................................................          42
  Section 7.2.      Effect of Termination.................................................................          44
  Section 7.3.      Fees and Expenses.....................................................................          44
  Section 7.4.      Amendment.............................................................................          45
  Section 7.5.      Extension; Waiver.....................................................................          45

ARTICLE VIII.       MISCELLANEOUS.........................................................................          46

  Section 8.1.      Nonsurvival of Representations, Warranties and Agreements.............................          46
  Section 8.2.      Notices...............................................................................          46
  Section 8.3.      Interpretation........................................................................          46
  Section 8.4.      Counterparts..........................................................................          47
  Section 8.5.      Entire Agreement; No Third Party Beneficiaries........................................          47
  Section 8.6.      Governing Law.........................................................................          47
  Section 8.7.      Assignment............................................................................          47

EXHIBITS

    Exhibit A       Stock Option Agreement (Doubletree)
    Exhibit B       Stock Option Agreement (Promus)
    Exhibit C       Stockholder Support Agreement
    Exhibit D       Certificate of Incorporation of Parent
    Exhibit E       Bylaws of Parent
    Exhibit F       Form of Doubletree Affiliate Agreement
    Exhibit G       Form of Promus Affiliate Agreement
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                            TABLES OF DEFINED TERMS

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                                                                                                  CROSS REFERENCE
TERMS                                                                                              IN AGREEMENT
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Acquisition Proposal...........................................................................  Section 5.3(a)
Affiliate......................................................................................  Section 5.12
Affiliate Agreement............................................................................  Section 5.12
Agreement......................................................................................  Preamble
Alternative Transaction........................................................................  Section 7.3(e)
Bankruptcy and Equity Exception................................................................  Section 3.3(a)
Certificate of Merger..........................................................................  Section 1.4
Certificates...................................................................................  Section 2.4(b)
Closing........................................................................................  Section 1.5
Closing Date...................................................................................  Section 1.5
Code...........................................................................................  Preamble
Confidentiality Agreements.....................................................................  Section 5.3(a)
DGCL...........................................................................................  Section 1.2
Doubletree.....................................................................................  Preamble
Doubletree Balance Sheet.......................................................................  Section 3.4(b)
Doubletree Common Stock........................................................................  Section 2.1
Doubletree Director............................................................................  Section 5.20(a)
Doubletree Disclosure Schedule.................................................................  Article III
Doubletree Employee Plans......................................................................  Section 3.13(a)
Doubletree Employees...........................................................................  Section 5.27(b)
Doubletree Exchange Ratio......................................................................  Section 2.1(c)
Doubletree Material Adverse Effect.............................................................  Section 3.1
Doubletree Material Contracts..................................................................  Section 3.10(a)
Doubletree Merger..............................................................................  Section 1.2
Doubletree Preferred Stock.....................................................................  Section 3.2(a)
Doubletree Rights Plan.........................................................................  Section 3.2(b)
Doubletree SEC Reports.........................................................................  Section 3.4(a)
Doubletree Stock Option........................................................................  Section 5.14(a)
Doubletree Stock Option Agreement..............................................................  Preamble
Doubletree Stock Plans.........................................................................  Section 3.2(a)
Doubletree Stockholders' Meeting...............................................................  Section 3.16
Doubletree Sub.................................................................................  Section 1.2
Doubletree Surviving Corporation...............................................................  Section 1.6
Effective Time.................................................................................  Section 1.4
Environmental Law..............................................................................  Section 3.12(b)
ERISA..........................................................................................  Section 3.13(a)
ERISA Affiliate................................................................................  Section 3.13(a)
Exchange Act...................................................................................  Section 3.3(c)
Exchange Agent.................................................................................  Section 2.4(a)
Exchange Fund..................................................................................  Section 2.4(a)
GEPT Warrant...................................................................................  Section 3.2(b)
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                                                                                                  CROSS REFERENCE
TERMS                                                                                              IN AGREEMENT
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Governmental Entity............................................................................  Section 3.3(c)
Hazardous Substance............................................................................  Section 3.12(c)
HSR Act........................................................................................  Section 3.3(c)
Indemnified Parties............................................................................  Section 5.16(a)
IRS............................................................................................  Section 3.7(b)
Joint Proxy Statement/Prospectus...............................................................  Section 3.16
Material Lease(s)..............................................................................  Section 3.8(a)
Mergers........................................................................................  Section 1.3
NYSE...........................................................................................  Section 2.4(e)
Order..........................................................................................  Section 5.8(b)
Outside Date...................................................................................  Section 7.1(b)
Parent.........................................................................................  Preamble
Parent Common Stock............................................................................  Section 2.1(c)
Parent Rights Plan.............................................................................  Section 5.22
Promus.........................................................................................  Preamble
Promus Balance Sheet...........................................................................  Section 4.4(b)
Promus Common Stock............................................................................  Section 2.2
Promus Director................................................................................  Section 5.20(a)
Promus Disclosure Schedule.....................................................................  Article IV
Promus Employee Plans..........................................................................  Section 4.13(a)
Promus Employees...............................................................................  Section 5.27(b)
Promus Exchange Ratio..........................................................................  Section 2.2(c)
Promus Material Adverse Effect.................................................................  Section 4.1
Promus Material Contracts......................................................................  Section 4.10(a)
Promus Merger..................................................................................  Section 1.3
Promus Preferred Stock.........................................................................  Section 4.2(a)
Promus Rights Plan.............................................................................  Section 4.2(b)
Promus SEC Reports.............................................................................  Section 4.4(a)
Promus Special Stock...........................................................................  Section 4.2(a)
Promus Stock Option............................................................................  Section 5.14(a)
Promus Stock Option Agreement..................................................................  Preamble
Promus Stock Plans.............................................................................  Section 4.2(a)
Promus Stockholders' Meeting...................................................................  Section 3.16
Promus Sub.....................................................................................  Section 1.3
Promus Surviving Corporation...................................................................  Section 1.6
Registration Statement.........................................................................  Section 3.16
Rule 145.......................................................................................  Section 5.12
SEC............................................................................................  Section 3.3(c)
Securities Act.................................................................................  Section 2.4(j)
Stock Option Agreements........................................................................  Preamble
Stockholder Support Agreement..................................................................  Preamble
Subsidiary.....................................................................................  Section 3.1
Superior Proposal..............................................................................  Section 5.3(a)
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                                                                                                  CROSS REFERENCE
TERMS                                                                                              IN AGREEMENT
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
Surviving Corporation..........................................................................  Section 1.6
Tax............................................................................................  Section 3.7(a)
Taxes..........................................................................................  Section 3.7(a)
Third Party....................................................................................  Section 5.3(a)
Transfer Taxes.................................................................................  Section 5.25
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                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of September 1, 1997, by and among DOUBLETREE CORPORATION, a Delaware corporation
("Doubletree"), PROMUS HOTEL CORPORATION, a Delaware corporation ("Promus") and PARENT HOLDING CORP., a newly-formed Delaware corporation with nominal capitalization, one-half of the issued and outstanding capital stock of which is nominally owned by each of Doubletree and Promus ("Parent").

    WHEREAS, the Boards of Directors of Doubletree and Promus deem it advisable and in the best interests of each corporation and its respective stockholders that Doubletree and Promus combine in a "merger of equals" in order to advance the interests of Doubletree and Promus and their respective stockholders;

    WHEREAS, the combination of Doubletree and Promus shall be effected by the terms of this Agreement through (i) a merger of a wholly-owned subsidiary of Parent with and into Doubletree and (ii) a merger of another wholly-owned subsidiary of Parent with and into Promus, such that Doubletree and Promus become wholly-owned subsidiaries of Parent and the stockholders of Doubletree and Promus become stockholders of Parent;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Doubletree's and Promus's willingness to enter into this Agreement, Doubletree and Promus have entered into (i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Doubletree Stock Option Agreement"), pursuant to which Promus granted Doubletree an option to purchase shares of common stock of Promus under certain circumstances, and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit B (the "Promus Stock Option Agreement" and, together with the Doubletree Stock Option Agreement, the "Stock Option Agreements"), pursuant to which Doubletree granted Promus an option to purchase shares of common stock of Doubletree under certain circumstances;

    WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Promus's willingness to enter into this Agreement, certain stockholders of Doubletree have entered into a Stockholder Support Agreement with Promus dated as of the date of this Agreement and attached hereto as Exhibit C (the "Stockholder Support Agreement"), pursuant to which such stockholders have agreed, among other things, to vote all voting securities of Doubletree beneficially owned by them in favor of approval and adoption of the Agreement and the Doubletree Merger (as defined in Section 1.2);

    WHEREAS, for Federal income tax purposes, it is intended that (i) the Doubletree Merger shall qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and/or, taken together with the Promus Merger (as defined in Section 1.3), as a transfer of property to Parent by holders of Doubletree Common Stock (as defined in Section 2.1) described in Section 351 of the Code and (ii) the Promus Merger shall qualify as a reorganization described in Section 368(a) of the Code and/or, taken together with the Doubletree Merger, as a transfer of property to Parent by holders of Promus Common Stock described in Section 351 of the Code;

    WHEREAS, for accounting purposes, it is intended that the transactions contemplated by this Agreement shall be accounted for as a pooling of interests; and

    WHEREAS, the Boards of Directors of Doubletree and Promus have approved this Agreement, the Stock Option Agreements and the Stockholder Support Agreement.

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    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.

                                  THE MERGERS

    Section 1.1 CERTIFICATE OF INCORPORATION AND BYLAWS OF PARENT. Doubletree and Promus shall cause the Certificate of Incorporation and Bylaws of Parent to be amended prior to the Effective Time (as defined in Section 1.4) to be substantially in the form of Exhibit D and Exhibit E hereto, respectively. From the date hereof until the Effective Time, Doubletree and Promus shall consult with each other prior to causing or permitting Parent to take any action and neither shall cause or permit Parent to take any action inconsistent with the provisions of this Agreement without the written consent of the other.

    Section 1.2. THE DOUBLETREE MERGER. Doubletree and Promus shall cause Parent to form a wholly-owned subsidiary named Doubletree Acquisition Corp. ("Doubletree Sub") under the laws of the State of Delaware. Doubletree and Promus will cause Parent to cause Doubletree Sub to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the Delaware General Corporation Code (the "DGCL"), Doubletree Sub will merge with and into Doubletree (the "Doubletree Merger") at the Effective Time (as defined in Section 1.4). Doubletree Sub will be formed solely to facilitate the Doubletree Merger and will conduct no business or activity other than in connection with the Doubletree Merger.

    Section 1.3. THE PROMUS MERGER. Doubletree and Promus shall cause Parent to form a wholly-owned subsidiary named Promus Acquisition Corp. ("Promus Sub") under the laws of the State of Delaware. Doubletree and Promus will cause Parent to cause Promus Sub to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the DGCL, Promus Sub will merge with and into Promus (the "Promus Merger" and together with the Doubletree Merger, the "Mergers") at the Effective Time (as defined in
Section 1.4). Promus Sub will be formed solely to facilitate the Promus Merger and will conduct no business or activity other than in connection with the Promus Merger.

    Section 1.4. EFFECTIVE TIME OF THE MERGERS. Subject to the provisions of this Agreement, a certificate of merger with respect to each Merger in such form as is required by the relevant provisions of the DGCL (individually, a "Certificate of Merger" with respect to one of the Mergers, and collectively with respect to both Mergers, the "Certificates of Merger") shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as early as practicable on the Closing Date (as defined in Section 1.5). Each Merger shall become effective at such time as is specified in the Certificate of Merger (the time at which both Mergers have become fully effective being hereinafter referred to as the "Effective Time").

    Section 1.5 CLOSING. The closing of the Mergers (the "Closing") will take place at such time and place to be agreed upon by the parties hereto, on a date to be specified by Promus and Doubletree, which shall be no later than the second business day after satisfaction or, if permissible, waiver of the conditions set forth in Article VI (the "Closing Date"), unless another date is agreed to in writing by Promus and Doubletree.

    Section 1.6. EFFECT OF THE MERGERS. As a result of the Doubletree Merger, the separate corporate existence of Doubletree Sub shall cease and Doubletree shall continue as the surviving corporation (the "Doubletree Surviving Corporation"). As a result of the Promus Merger, the separate corporate existence of Promus Sub shall cease and Promus shall continue as the surviving corporation (the "Promus Surviving Corporation" and together with the Doubletree Surviving Corporation, the "Surviving Corporations"). Upon becoming effective, the Mergers shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all properties, rights, privileges,

                                       9
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powers and franchises of Doubletree and Doubletree Sub shall vest in the
Doubletree Surviving Corporation, and all debts, liabilities and duties of Doubletree and Doubletree Sub shall become the debts, liabilities and duties of the Doubletree Surviving Corporation and (ii) all properties, rights, privileges, powers and franchises of Promus and Promus Sub shall vest in the Promus Surviving Corporation, and all debts, liabilities and duties of Promus and Promus Sub shall become the debts, liabilities and duties of the Promus Surviving Corporation.

    Section 1.7. CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATIONS. At the Effective Time, (i) the Certificate of Incorporation and Bylaws of the Doubletree Surviving Corporation shall be amended to be identical to the Certificate of Incorporation and Bylaws, respectively, of Doubletree Sub as in effect immediately prior to the Effective Time (except that the name of the Doubletree Surviving Corporation shall be Doubletree Inc.), in each case until duly amended in accordance with applicable law, and (ii) the Certificate of Incorporation and Bylaws of the Promus Surviving Corporation shall be amended to be identical to the Certificate of Incorporation and Bylaws, respectively, of Promus Sub as in effect immediately prior to the Effective Time (except that the name of the Promus Surviving Corporation shall be Promus Acquisition Corp.), in each case until duly amended in accordance with applicable law.

    Section 1.8.  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATIONS

    (a) DOUBLETREE SURVIVING CORPORATION. The directors of Doubletree Sub immediately prior to the Effective Time shall be the initial directors of the Doubletree Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Doubletree Surviving Corporation. The officers of Doubletree immediately prior to the Effective Time shall be the initial officers of the Doubletree Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Doubletree Surviving Corporation.

    (b) PROMUS SURVIVING CORPORATION. The directors of Promus Sub immediately prior to the Effective Time shall be the initial directors of the Promus Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Promus Surviving Corporation. The officers of Promus immediately prior to the Effective Time shall be the initial officers of the Promus Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Promus Surviving Corporation.

                                  ARTICLE II.

                            CONVERSION OF SECURITIES

    Section 2.1. CONVERSION OF DOUBLETREE CAPITAL STOCK. At the Effective Time, by virtue of the Doubletree Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, par value $.01 per share, of Doubletree ("Doubletree Common Stock") or common stock of Doubletree Sub:

        (a) CAPITAL STOCK OF DOUBLETREE SUB. Each issued and outstanding share of the common stock, par value $.01 per share, of Doubletree Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Doubletree Surviving Corporation.

        (b) CANCELLATION OF TREASURY STOCK AND PROMUS-OWNED STOCK. All shares of Doubletree Common Stock that are owned by Doubletree as treasury stock and any shares of Doubletree Common Stock owned by Promus or any wholly-owned Subsidiary (as defined in Section 3.1) of Promus shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) EXCHANGE RATIO FOR DOUBLETREE COMMON STOCK. Subject to Section 2.4(e), each issued and outstanding share of Doubletree Common Stock (other than shares to be canceled in accordance with

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    Section 2.1(b)) shall be converted into the right to receive one share (the
    "Doubletree Exchange Ratio") of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock"). All such shares of Doubletree Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock and an amount equal to certain dividends and other distributions described in Section 2.4(c), without interest, upon the surrender of such certificate in accordance with Section 2.4.

    Section 2.2. CONVERSION OF PROMUS CAPITAL STOCK. At the Effective Time, by virtue of the Promus Merger and without any action on the part of any of the parties hereto or the holders of any shares of Common Stock, par value $.10 per share, of Promus ("Promus Common Stock") or common stock of Promus Sub:

        (a) CAPITAL STOCK OF PROMUS SUB. Each issued and outstanding share of the common stock, par value $.01 per share, of Promus Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Promus Surviving Corporation.

        (b) CANCELLATION OF TREASURY STOCK AND DOUBLETREE-OWNED STOCK. All shares of Promus Common Stock that are owned by Promus as treasury stock and any shares of Promus Common Stock owned by Doubletree or any wholly-owned Subsidiary (as defined in Section 3.1) of Doubletree shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) EXCHANGE RATIO FOR PROMUS COMMON STOCK. Subject to Section 2.4(e), each issued and outstanding share of Promus Common Stock (other than shares to be canceled in accordance with Section 2.2(b)) shall be converted into the right to receive 0.925 shares (the "Promus Exchange Ratio") of Parent Common Stock. All such shares of Promus Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any ownership or other rights with respect thereto, except the right to receive the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and an amount equal to certain dividends and other distributions described in Section 2.4(c), in each case upon the surrender of such certificate in accordance with Section
    2.4 and without interest.

    Section 2.3. CANCELLATION OF PARENT STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of Doubletree, Promus or Parent, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be surrendered and canceled, and the amount paid by Doubletree and Promus for the shares of Parent Common Stock held by them shall be returned by Parent to them.

    Section 2.4. EXCHANGE OF CERTIFICATES. The procedures for exchanging certificates which prior to the Effective Time represented shares of Doubletree Common Stock and Promus Common Stock for certificates representing Parent Common Stock pursuant to the Mergers are as follows:

        (a) EXCHANGE AGENT. As of the Effective Time, Parent shall deposit with a bank or trust company designated by Promus and Doubletree (the "Exchange Agent"), for the benefit of the holders of shares of Doubletree Common Stock and shares of Promus Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.4, through the Exchange Agent, certificates representing the shares of Parent Common Stock and, with respect to shares of Promus Common Stock, cash in lieu of fractional shares (such shares of Parent Common Stock and cash in lieu of fractional shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Sections 2.1 and

    2.2 in exchange for shares of Doubletree Common Stock and Promus Common Stock, respectively, outstanding immediately prior to the Effective Time.

        (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Doubletree Common Stock or Promus Common Stock (collectively, the "Certificates") whose shares were converted pursuant to Section 2.1 or Section 2.2 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Doubletree and Promus may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock, the amount of any cash payable in lieu of fractional shares of Parent Common Stock (with respect to shares of Promus Common Stock) and an amount equal to certain dividends and other distributions which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Doubletree Common Stock or Promus Common Stock prior to the Effective Time which is not registered in the transfer records of Doubletree or Promus, respectively, a certificate representing the number of shares of Parent Common Stock issuable and any amounts payable in accordance with this Agreement may be issued and paid to a transferee if the Certificate representing such Doubletree Common Stock or Promus Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

        (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No amount in respect of dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock the holder thereof is entitled to receive in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate to Parent in accordance herewith. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (e) below and an amount equal to the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to whole shares of Parent Common Stock, and (ii) at the appropriate payment date, an amount equal to the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to whole shares of Parent Common Stock, in each case without interest.

        (d) NO FURTHER OWNERSHIP RIGHTS IN DOUBLETREE COMMON STOCK AND PROMUS COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Doubletree Common Stock or Promus Common Stock theretofore represented by such Certificates, subject, however, to the applicable Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Doubletree on such shares of Doubletree Common Stock or by Promus on such shares of Promus Common Stock, as the case may be, in accordance with the terms of this Agreement (to the extent permitted under Section 5.1) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Doubletree Surviving Corporation or the Promus Surviving Corporation, as the case may be, of the shares of Doubletree Common Stock or Promus Common Stock, respectively, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to one of the Surviving Corporations or Parent for any reason, such Certificates shall be canceled and exchanged as provided in this Section 2.4.

        (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing shares of Promus Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Promus Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the Promus Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the per share sales price of Parent Common Stock (as reported on the New York Stock Exchange Composite Tape) on the closing of the first day of regular-way trading of Parent Common Stock on the New York Stock Exchange (the "NYSE") after the Effective Time.

        (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former stockholders of Doubletree or Promus for 180 days after the Effective Time shall be delivered to Parent upon demand, and any former stockholder of Doubletree or Promus who has not previously complied with this Section 2.4 shall thereafter look only to Parent for payment of such former stockholder's claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any amounts in respect of dividends or distributions with respect to Parent Common Stock.

        (g) NO LIABILITY. None of Doubletree, Promus, Parent or the Exchange Agent shall be liable to any holder of shares of Doubletree Common Stock or Promus Common Stock, as the case may be, for any shares of Parent Common Stock (or cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (h) WITHHOLDING RIGHTS. Parent and each of the Surviving Corporations shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates which prior to the Effective Time represented shares of Doubletree Common Stock or Promus Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or one of the Surviving Corporations, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Doubletree Common Stock or Promus Common Stock, as the case may be, in respect of which such deduction and withholding was made.

        (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or one of the Surviving Corporations, the posting by such person of a bond in such reasonable amount as Parent or such Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

        (j) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 5.12) of Doubletree or Promus shall not be exchanged until (i) Parent has received an Affiliate Agreement (as defined in Section 5.12) from such Affiliate or (ii) until the later of such date as such shares of Parent Common Stock are freely tradable without jeopardizing the pooling of interests accounting treatment of the Mergers and without violating the Securities Act of 1933, as amended (the "Securities Act").

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF DOUBLETREE

    Doubletree represents and warrants to Promus that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedule delivered by Doubletree to Promus on or before the date of this Agreement (the "Doubletree Disclosure Schedule"). The Doubletree Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

    Section 3.1. ORGANIZATION OF DOUBLETREE. Each of Doubletree and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of Doubletree and its Subsidiaries, taken as a whole (an "Doubletree Material Adverse Effect"). A true and correct copy of the Certificate of Incorporation and Bylaws of Doubletree has been delivered to Promus. Except as set forth in Doubletree SEC Reports (as defined in Section 3.4) filed prior to the date hereof, neither Doubletree nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Doubletree or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding (i) securities in any publicly traded company held for investment by Doubletree and comprising less than five percent (5%) of the outstanding stock of such company and (ii) any investment or series of related investments with a book value of less than $15 million. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the economic interests in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

    Section 3.2.  DOUBLETREE CAPITAL STRUCTURE.

    (a) The authorized capital stock of Doubletree consists of 100,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value ("Doubletree Preferred Stock"). As of the date hereof, (i) 39,688,458 shares of Doubletree Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of Doubletree Common Stock were held in the treasury of Doubletree or by Subsidiaries of Doubletree. The Doubletree Disclosure

Schedule shows the number of shares of Doubletree Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "Doubletree Stock Plans"). As of the date of this Agreement, none of the shares of Doubletree Preferred Stock is issued and outstanding. There are no obligations, contingent or otherwise, of Doubletree or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Doubletree Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business and other than any obligation the failure of which to perform or satisfy would not have a Doubletree Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of Doubletree's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Doubletree or another Subsidiary of Doubletree free and clear of all security interests, liens, claims, pledges, agreements, limitations in Doubletree's voting rights, charges or other encumbrances of any nature.

    (b) Except as set forth in this Section 3.2 or as reserved for future grants of options under the Doubletree Stock Plans or the Promus Stock Option Agreement and except for the preferred stock purchase rights issued and issuable under the Rights Agreement dated as of September 1, 1997 between Doubletree and Harris Trust Company of California (the "Doubletree Rights Plan"), options to purchase an aggregate of 20,000 shares of Doubletree Common Stock, issued on June 30, 1994, to GE Investment Hotel Partners I, Limited Partnership and the Warrants to purchase an aggregate of 262,753 shares of Doubletree Common Stock, issued on November 8, 1996, to PT Investments Inc. (the "GEPT Warrant"), (i) there are no shares of capital stock of any class of Doubletree, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Doubletree or any of its Subsidiaries is a party or by which it is bound obligating Doubletree or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests of Doubletree or any of its Subsidiaries or obligating Doubletree or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and
(iii) to the best knowledge of Doubletree, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Doubletree. All shares of Doubletree Common Stock subject to issuance as specified in this Section 3.2 are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

    Section 3.3.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) Doubletree has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated by this Agreement and the Stock Option Agreements. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated by this Agreement and the Stock Option Agreements by Doubletree have been duly authorized by all necessary corporate action on the part of Doubletree, subject only to the approval and adoption of this Agreement and the Doubletree Merger by Doubletree's stockholders under the DGCL. This Agreement and the Stock Option Agreements have been duly executed and delivered by Doubletree and constitute the valid and binding obligations of Doubletree, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

    (b) The execution and delivery of this Agreement and the Stock Option Agreements by Doubletree does not, and the consummation of the transactions contemplated by this Agreement and the Stock Option Agreements will not, (i) conflict with, or result in any violation or breach of, any provision of the

Certificate of Incorporation or Bylaws of Doubletree or any of its Subsidiaries,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Doubletree or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (other than pursuant to the Credit Agreement dated as of November 8, 1996 by and among Doubletree, Morgan Stanley Senior Funding, Inc., The Bank of Nova Scotia and the lenders identified therein) or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Doubletree or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Doubletree Material Adverse Effect or (y) would not substantially impair or delay the consummation of the Doubletree Merger.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Doubletree or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of a Certificate of Merger with respect to the Doubletree Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act, (iv) such consents, approvals, orders, authorizations, permits, filings or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not (x) be reasonably likely to have a Doubletree Material Adverse Effect or (y) substantially impair or delay the consummation of the Doubletree Merger.

    Section 3.4.  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Doubletree has filed and made available to Promus all forms, reports and documents required to be filed by Doubletree with the SEC since January 1, 1996 (collectively, the "Doubletree SEC Reports"). The Doubletree SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Doubletree SEC Reports or necessary in order to make the statements in such Doubletree SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Doubletree's Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes) of Doubletree contained in the Doubletree SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Doubletree and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Doubletree as of December 31, 1996 is referred to herein as the "Doubletree Balance Sheet."

    Section 3.5. NO UNDISCLOSED LIABILITIES. Except as disclosed in the Doubletree SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practices, Doubletree and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Doubletree Material Adverse Effect.

    Section 3.6. ABSENCE OF CERTAIN CHANGES OF EVENTS. Except as disclosed in the Doubletree SEC Reports filed prior to the date hereof, since the date of the Doubletree Balance Sheet, Doubletree and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or is reasonably likely to have a Doubletree Material Adverse Effect (other than events, developments, states of affairs or conditions that are the effect or result of actions taken by Promus or economic factors affecting the economy as a whole or the industry in which Doubletree competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Doubletree or any of its Subsidiaries which is reasonably likely to have a Doubletree Material Adverse Effect; (iii) any material change by Doubletree in its accounting methods, principles or practices to which Promus has not previously consented in writing; (iv) any revaluation by Doubletree of any of its assets which is reasonably likely to have a Doubletree Material Adverse Effect; or (v) any other action or event that would have required the consent of Promus pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement other than such actions or events that, individually or in the aggregate, have not had or are not reasonably likely to have a Doubletree Material Adverse Effect.

    Section 3.7.  TAXES.

    (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

    (b) Doubletree and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a Doubletree Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Doubletree, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Doubletree Material Adverse Effect. Doubletree and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a Doubletree Material Adverse Effect. Neither Doubletree nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election that shall not have a Doubletree Material Adverse Effect. There are no liens for Taxes upon the assets of Doubletree or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a Doubletree Material Adverse Effect.

    (c) Neither Doubletree nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after the taxable period ending December 31, 1993, other than a group the common parent of which is or was Doubletree or any Subsidiary of Doubletree.

    (d) Neither Doubletree nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have a Doubletree Material Adverse Effect.

    Section 3.8.  PROPERTIES.

    (a) Neither Doubletree nor any of its Subsidiaries is in default under any leases for real property providing for the occupancy, in each case, of (i) a hotel or (ii) other facilities in excess of 50,000 square feet (collectively "Material Lease(s)"), except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Doubletree Material Adverse Effect.

    (b) With respect to each item of real property that Doubletree or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Doubletree Material Adverse
Effect: (i) Doubletree or its Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

    Section 3.9. INTELLECTUAL PROPERTY Doubletree owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Doubletree as currently conducted, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a Doubletree Material Adverse Effect. Doubletree has no knowledge of any assertion or claim challenging the validity of any of such intellectual property.

    Section 3.10.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

    (a) Doubletree has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Doubletree SEC Reports ("Doubletree Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Doubletree Material Adverse Effect. Each Doubletree Material Contract that has not expired by its terms is in full force and effect.

    (b) Without limiting Section 3.10(a), each of the management contracts and franchise agreements to which Doubletree is a party and each of Doubletree's Material Leases (i) is valid and binding in accordance with its terms and is in full force and effect, (ii) neither Doubletree nor any of its Subsidiaries is in default in any material respect thereof, nor does any condition exist that with notice or lapses of time or both would constitute a material default thereunder, and (iii) no party has given any written or (to the knowledge of Doubletree) oral notice of termination or cancellation thereof or that such party intends to assert a breach thereof, or seek to terminate or cancel, any such agreement, contract or lease, in each case as a result of the transactions contemplated hereby, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a Doubletree Material Adverse Effect.

    Section 3.11. LITIGATION. Except as described in the Doubletree SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Doubletree pending or as to which Doubletree has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Doubletree Material Adverse Effect or a material adverse effect on the ability of Doubletree to consummate the transactions contemplated by this Agreement.

    Section 3.12.  ENVIRONMENTAL MATTERS.

    (a) To the knowledge of Doubletree and except as disclosed in the Doubletree SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Doubletree Material Adverse Effect: (i) Doubletree and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by Doubletree and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c));
(iii) the properties formerly owned or operated by Doubletree or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Doubletree or any of its Subsidiaries; (iv) neither Doubletree nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Doubletree nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Doubletree nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Doubletree or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Doubletree nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Doubletree or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Doubletree or any of its Subsidiaries pursuant to any Environmental Law.

    (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

    (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

    Section 3.13.  EMPLOYEE BENEFIT PLANS.

    (a) For purposes of this Agreement, the "Doubletree Employee Plans" shall mean all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation,

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supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Doubletree or any trade or business (whether or not incorporated) which is under common control with Doubletree within the meaning of Section 414 of the Code (an "ERISA Affiliate"), or any Subsidiary of Doubletree (together, the "Doubletree Employee Plans"). Doubletree has listed in Section 3.13 of the Doubletree Disclosure Schedule all Doubletree Employee Plans other plans that are "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA.

    (b) With respect to each Doubletree Employee Plan, Doubletree has made available to Promus, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Doubletree Employee Plan and all amendments thereto, (iii) each trust agreement and group annuity contract, if any, and all amendments thereto relating to such Doubletree Employee Plan and
(iv) the most recent actuarial report or valuation relating to a Doubletree Employee Plan subject to Title IV of ERISA.

    (c) With respect to the Doubletree Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Doubletree, there exists no condition or set of circumstances in connection with which Doubletree could be subject to any liability that is reasonably likely to have a Doubletree Material Adverse Effect under ERISA, the Code or any other applicable law.

    (d) With respect to the Doubletree Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Doubletree, except for obligations which, individually or in the aggregate, are not reasonably likely to have a Doubletree Material Adverse Effect.

    (e) Except as disclosed in the Doubletree SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Doubletree nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Doubletree or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Doubletree of the nature contemplated by this Agreement, (ii) agreement with any officer of Doubletree providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, the vesting of the benefits of which will be accelerated or the funding of benefits of which will be required, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.14. COMPLIANCE WITH LAWS. Doubletree has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Doubletree Material Adverse Effect.

    Section 3.15.  ACCOUNTING AND TAX MATTERS.

    (a) To the best knowledge of Doubletree, after consulting with its independent auditors with respect to clause (i) below and its tax advisors with respect to clause (ii) below, neither Doubletree nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would (i) prevent Parent from accounting for the business combination to be effected by the Mergers as a pooling of interests or (ii) prevent the Doubletree Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or, taken together with the Promus Merger, as a transfer of property to Parent by holders of Doubletree Common Stock described in Section 351 of the Code. Except as contemplated by the Doubletree Option Agreement, neither Doubletree nor any of its Subsidiaries owns any shares of Promus Common Stock or other securities convertible into shares of Promus Common Stock (exclusive of any shares owned by Doubletree's employee benefit plans).

    (b) To the best knowledge of Doubletree, the stockholders of Doubletree as a group have no present plan, intention or arrangement to sell or otherwise dispose of such number of the shares of Parent Common Stock received in the Doubletree Merger as would reduce their ownership in Parent Common Stock to a number of shares having a value, as of the date of the Doubletree Merger, of less than eighty percent (80%) of the value of all the formerly outstanding stock of Doubletree as of the same date.

    Section 3.16.  REGISTRATION STATEMENT; JOINT PROXY
STATEMENT/PROSPECTUS. The information to be supplied by Doubletree for inclusion in the registration statement on Form S-4 pursuant to which shares of Parent Common Stock issued in the Mergers will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Doubletree for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Promus and Doubletree in connection with the meeting of Doubletree's stockholders (the "Doubletree Stockholders' Meeting") and the meeting of Promus's stockholders (the "Promus Stockholders' Meeting") to consider this Agreement and the Mergers (the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of Doubletree or Promus, at the time of the Doubletree Stockholders' Meeting and the Promus Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Doubletree Stockholders' Meeting or the Promus Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Doubletree or any of its Affiliates, officers or directors should be discovered by Doubletree which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/ Prospectus, Doubletree shall promptly inform Promus.

    Section 3.17. LABOR MATTERS. Except as disclosed in the Doubletree SEC Reports filed prior to the date hereof, neither Doubletree nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Doubletree or any of its Subsidiaries the subject of any material proceeding asserting that Doubletree or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Doubletree, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Doubletree or any of its Subsidiaries.

    Section 3.18. INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Doubletree or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Doubletree and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Doubletree Material Adverse Effect.

    Section 3.19. DOUBLETREE LONG-RANGE PLANS. Doubletree has provided to Promus copies of Doubletree's most recent long-range plans prepared in draft form by Doubletree's management and Doubletree has not adopted any other long-range plans since January 1, 1997.

    Section 3.20. OPINION OF FINANCIAL ADVISOR. The financial advisor of Doubletree, Morgan Stanley & Co. Incorporated, has delivered to Doubletree an opinion dated the date of this Agreement to the effect that the Doubletree Exchange Ratio is fair to the holders of Doubletree Common Stock from a financial point of view.

    Section 3.21. NO EXISTING DISCUSSIONS. As of the date hereof, Doubletree is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.3).

    Section 3.22. SECTION 203 OF THE DGCL NOT APPLICABLE. The restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in DGCL Section 203) will not apply to the authorization, execution, delivery and performance of this Agreement or the Stock Option Agreements by Doubletree or the Stockholder Support Agreement by the parties thereto or the consummation of the Doubletree Merger by Doubletree. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to Doubletree or (by reason of Doubletree's participation therein) the Doubletree Merger or the other transactions contemplated by this Agreement.

    Section 3.23. DOUBLETREE RIGHTS PLAN. Under the terms of the Doubletree Rights Plan, neither the execution of this Agreement, the Promus Stock Option Agreement, the Stockholder Support Agreement, nor the transactions contemplated hereby or thereby, will cause a Distribution Date to occur or cause the rights issued pursuant to the Doubletree Rights Plan to become exercisable, and all such rights shall become non-exercisable at the Effective Time.

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PROMUS

    Promus represents and warrants to Doubletree that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by Promus to Doubletree on or before the date of this Agreement (the "Promus Disclosure Schedule"). The Promus Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

    Section 4.1. ORGANIZATION OF PROMUS. Each of Promus and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of Promus and its Subsidiaries, taken as a whole (a "Promus Material Adverse Effect"). A true and correct copy of the Certificate of Incorporation and Bylaws of Promus has been delivered to Doubletree. Except as set forth in the Promus SEC Reports (as defined in Section 4.4) filed prior to the date hereof, neither Promus nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in Promus or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding (i) securities in any publicly traded company held for investment by Promus and comprising less than five percent (5%) of the outstanding stock of such company and (ii) any investment or series of related investments with a book value of less than $15 million.

    Section 4.2.  PROMUS CAPITAL STRUCTURE.

    (a) The authorized capital stock of Promus consists of 360,000,000 shares of Common Stock, $.10 par value, 150,000 shares of Preferred Stock, $100.00 par value ("Promus Preferred Stock") and 5,000,000 shares of Special Stock, par value $1.12 1/2 ("Promus Special Stock"). As of the date hereof, (i) 49,896,911 shares of Promus Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 1,580,101 additional shares of Promus Common Stock were held in the treasury of Promus or by Subsidiaries of Promus. The Promus Disclosure Schedule shows the number of shares of Promus Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof and the plans under which such options were granted (collectively, the "Promus Stock Plans"). As of the date of this Agreement, none of the shares of Promus Preferred Stock or Promus Special Stock are issued and outstanding. There are no obligations, contingent or otherwise, of Promus or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Promus Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations or indebtedness for borrowed money of Subsidiaries entered into in the ordinary course of business and other than any obligation the failure of which to perform or satisfy would not have a Promus Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of Promus's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Promus or another Subsidiary of Promus free and clear of all security interests, liens, claims, pledges, agreements, limitations in Promus's voting rights, charges or other encumbrances of any nature.

    (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the Promus Stock Plans or the Doubletree Stock Option Agreement, and except for the preferred stock purchase rights issued and issuable under the Rights Agreement dated as of June 30, 1995 between Promus and Continental Stock Transfer & Trust Company (the "Promus Rights Plan"), (i) there are no shares of capital stock of any class of Promus, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Promus or any of its Subsidiaries is a party or by which it is bound obligating Promus or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other ownership interests of Promus or any of its Subsidiaries or obligating Promus or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and
(iii) to the best knowledge of Promus, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of Promus. All shares of Promus Common Stock subject to issuance as specified in this Section 4.2 are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

    Section 4.3.  AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

    (a) Promus has all requisite corporate power and authority to enter into this Agreement, the Stock Option Agreements and the Stockholder Support Agreement and to consummate the transactions contemplated by this Agreement, the Stock Option Agreements and the Stockholder Support Agreement. The execution and delivery of this Agreement, the Stock Option Agreements and the Stockholder Support Agreement and the consummation of the transactions contemplated by this Agreement, the Stock Option Agreements and the Stockholder Support Agreement by Promus have been duly authorized by all necessary corporate action on the part of Promus, subject only to the approval and adoption of this Agreement and the Promus Merger by Promus's stockholders under the DGCL. This Agreement, the Stock Option Agreements and the Stockholder Support Agreement have been duly executed and delivered by Promus and constitute the valid and binding obligations of Promus, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

    (b) The execution and delivery of this Agreement, the Stock Option Agreements and the Stockholder Support Agreement by Promus does not, and the consummation of the transactions contemplated by this Agreement, the Stock Option Agreements and the Stockholder Support Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Promus or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Promus or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (other than pursuant to the Tranche A Credit Agreement or the Tranche B Credit Agreement, each dated as of June 7, 1995, as amended, by and among Promus and certain of its subsidiaries and NationsBank, N.A. (Carolinas)) or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Promus or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which (x) are not, individually or in the aggregate, reasonably likely to have a Promus Material Adverse Effect or
(y) would not substantially impair or delay the consummation of the Promus
Merger.

    (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Promus or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Stock Option Agreements and the Stockholder Support Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of a Certificate of Merger with respect to the Promus Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act and the Securities Act, (iv) such consents, approvals, orders, authorizations, permits, filings, or registrations related to, or arising out of, compliance with statutes, rules or regulations regulating the consumption, sale or serving of alcoholic beverages, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not (x) be reasonably likely to have a Promus Material Adverse Effect or (y) substantially impair or delay the consummation of the Promus Merger.

    Section 4.4.  SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Promus has filed and made available to Doubletree all forms, reports and documents required to be filed by Promus with the SEC since January 1, 1996 (collectively, the "Promus SEC Reports"). The Promus SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Promus SEC Reports or necessary in order to make the statements in such Promus SEC Reports, in the light of the circumstances under which they were make, not misleading. Other than Promus Hotels, Inc., none of Promus's Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes) of Promus contained in the Promus SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Promus and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of Promus as of December 31, 1996 is referred to herein as the "Promus Balance Sheet."

    Section 4.5. NO UNDISCLOSED LIABILITIES. Except as disclosed in the Promus SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since December 31, 1996 in the ordinary course of business consistent with past practices, Promus and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Promus Material Adverse Effect.

    Section 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Promus SEC Reports filed prior to the date hereof, since the date of the Promus Balance Sheet, Promus and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, development, state of affairs or condition, or series or combination of events, developments, states of affairs or conditions, which, individually or in the aggregate, has had or which is reasonably likely to have a Promus Material Adverse Effect (other than events, developments, states of affairs or conditions that are the effect or result of actions taken by Doubletree or economic factors affecting the economy as a whole or the industry in which Promus competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Promus or any of its Subsidiaries which is reasonably likely to have a Promus Material Adverse Effect; (iii) any material change by Promus in its accounting methods, principles or practices to which Doubletree has not previously consented in writing; (iv) any revaluation by Promus of any of its assets which is reasonably likely to have a Promus Material Adverse Effect; or (v) any other action or event that would have required the consent of Doubletree pursuant to
Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement, other than such actions or events that, individually or in the aggregate, have not had or are not reasonably likely to have a Promus Material Adverse Effect.

    Section 4.7.  TAXES.

    (a) Promus and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a Promus Material Adverse Effect. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of Promus, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Promus Material Adverse Effect. Promus and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a Promus Material Adverse Effect. Neither Promus nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such election that shall not have a Promus Material Adverse Effect. There are no liens for Taxes upon the assets of Promus or any of its Subsidiaries (other than liens for Taxes that are not yet due or delinquent or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a Promus Material Adverse Effect.

    (b) Neither Promus nor any of its Subsidiaries is or has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after February 7, 1990, other than a group the common parent of which is or was The Promus Companies Incorporated, Promus or any Subsidiary of Promus.

    (c) Neither Promus nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have an Promus Material Adverse Effect.

    Section 4.8.  PROPERTIES.

    (a) Neither Promus nor any of its Subsidiaries is in default under any Material Leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Promus Material Adverse Effect.

    (b) With respect to each item of real property that Promus or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Promus Material Adverse Effect:
(i) Promus or its Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

    Section 4.9. INTELLECTUAL PROPERTY. Promus owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of Promus as currently conducted, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a Promus Material Adverse Effect. Promus has no knowledge of any assertion or claim challenging the validity of any of such intellectual property.

    Section 4.10.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

    (a) Promus has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed as an exhibit to the Promus SEC Reports ("Promus Material Contracts") in such a manner as, individually or in the aggregate, are reasonably likely to have a Promus Material Adverse Effect. Each Promus Material Contract that has not expired by its terms is in full force and effect.

    (b) Without limiting Section 4.10(a), each of the management contracts and franchise agreements to which Promus is a party and each of Promus's Material Leases (i) is valid and binding in accordance with its terms and is in full force and effect, (ii) neither Promus nor any of its Subsidiaries is in default in any material respect thereof, nor does any condition exist that with notice or lapses of time or both would constitute a material default thereunder, and
(iii) no party has given any written or (to the knowledge of Promus) oral notice of termination or cancellation thereof or that such party intends to assert a breach thereof, or seek to terminate or cancel, any such agreement, contract or lease, in each case as a result of the transactions contemplated hereby, subject to such exceptions that, individually and in the aggregate, would not be reasonably likely to have a Promus Material Adverse Effect.

    Section 4.11. LITIGATION. Except as described in the Promus SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Promus pending or as to which Promus has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Promus Material Adverse Effect or a material adverse effect on the ability of Promus to consummate the transactions contemplated by this Agreement.

    Section 4.12. ENVIRONMENTAL MATTERS. To the knowledge of Promus and except as disclosed in the Promus SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Promus Material Adverse Effect: (i) Promus and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Promus and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Promus or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Promus or any of its Subsidiaries; (iv) neither Promus nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Promus nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither Promus nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Promus or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither Promus nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Promus or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Promus or any of its Subsidiaries pursuant to any Environmental Law.

    Section 4.13.  EMPLOYEE BENEFIT PLANS.

    (a) For purposes of this Agreement, the "Promus Employee Plans" shall mean all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Promus or any ERISA Affiliate of Promus, or any Subsidiary of Promus (together, the "Promus Employee Plans"). Promus has listed in Section 4.13 of the Promus Disclosure Schedule all Promus Employee Plans other than plans that are "employee welfare benefit plans" within the meaning of Section 3(1) of ERISA.

    (b) With respect to each Promus Employee Plan, Promus has made available to Doubletree, a true and correct copy of (i) the most recent annual report (Form
5500) filed with the IRS, (ii) such Promus Employee Plan and all amendments thereto, (iii) each trust agreement and group annuity contract, if any, and all amendments thereto relating to such Promus Employee Plan and (iv) the most recent actuarial report or valuation relating to a Promus Employee Plan subject to Title IV of ERISA.

    (c) With respect to the Promus Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of Promus, there exists no condition or set of circumstances in connection with which Promus could be subject to any liability that is reasonably likely to have a Promus Material Adverse Effect under ERISA, the Code or any other applicable law.

    (d) With respect to the Promus Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Promus, except for obligations which, individually or in the aggregate, are not reasonably likely to have a Promus Material Adverse Effect.

    (e) Except as disclosed in the Promus SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither Promus nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of Promus or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Promus of the nature contemplated by this Agreement, (ii) agreement with any officer of Promus providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, the vesting of the benefits of which will be accelerated or the funding of benefits of which will be required, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 4.14. COMPLIANCE WITH LAWS. Promus has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Promus Material Adverse Effect.

    Section 4.15.  ACCOUNTING AND TAX MATTERS.

    (a) To the best knowledge of Promus, after consulting with its independent auditors with respect to clause (i) below and its tax advisors with respect to clause (ii) below, neither Promus nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would (i) prevent Parent from accounting for the business combination to be effected by the Mergers as a pooling of interests, or (ii) prevent the Promus Merger from qualifying as a reorganization described in Section 368(a) of the Code and/or, taken together with the Doubletree Merger, as a transfer of property to Parent by holders of Promus Common Stock described in Section 351 of the Code. Except as contemplated by the Promus Option Agreement, neither Promus nor any of its Subsidiaries owns any shares of Doubletree Common Stock or other securities convertible into shares of Doubletree Common Stock (exclusive of any shares owned by Promus's employee benefit plans).

    (b) To the best knowledge of Promus, the stockholders of Promus as a group have no present plan, intention or arrangement to sell or otherwise dispose of such number of the shares of Parent Common Stock received in the Promus Merger as would reduce their ownership in Parent Common Stock to a number of shares having a value, as of the date of the Promus Merger, of less than eighty percent (80%) of the value of all the formerly outstanding stock of Promus as of the same date.

    Section 4.16.  REGISTRATION STATEMENT; JOINT PROXY
STATEMENT/PROSPECTUS. The information to be supplied by Promus for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by Promus for inclusion in the Joint Proxy Statement/ Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of Promus or Doubletree, at the time of the Promus Stockholders' Meeting and the Doubletree Stockholder's Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/ Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Promus Stockholders' Meeting or the Doubletree Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Promus or any of its Affiliates, officers or directors should be discovered by Promus which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Promus shall promptly inform Doubletree.

    Section 4.17. LABOR MATTERS. Except as disclosed in the Promus SEC Reports filed prior to the date hereof, neither Promus nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is Promus or any of its Subsidiaries the subject of any material proceeding asserting that Promus or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of Promus, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Promus or any of its Subsidiaries.

    Section 4.18. INSURANCE. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Promus or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Promus and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Promus Material Adverse Effect.

    Section 4.19. PROMUS LONG-RANGE PLANS. Promus has provided to Doubletree copies of Promus's long-range plans that are substantially identical to the long-range plans presented by Promus's management to, and adopted by, the Board of Directors of Promus on July 23, 1997, and Promus has not adopted any other long-range plans since such date.

    Section 4.20. OPINION OF FINANCIAL ADVISOR. The financial advisor of Promus, BT Wolfensohn, has delivered to Promus an opinion dated the date of this Agreement to the effect that the Promus Exchange Ratio is fair to holders of Promus Common Stock from a financial point of view.

    Section 4.21. NO EXISTING DISCUSSIONS. As of the date hereof, Promus is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

    Section 4.22. SECTION 203 OF THE DGCL NOT APPLICABLE. The restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section DGCL 203) will not apply to the authorization, execution, delivery or performance of this Agreement or the Stock Option Agreements by Promus or the consummation of the Promus Merger by Promus. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to Promus or (by reason of Promus's participation therein) the Promus Merger or the other transactions contemplated by this Agreement.

    Section 4.23. PROMUS RIGHTS PLAN. Under the terms of the Promus Rights Plan, neither the execution of this Agreement or the Doubletree Stock Option Agreement, nor the transactions contemplated hereby or thereby will cause a Distribution Date to occur or cause the rights issued pursuant to the Promus Rights Plan to become exercisable, and all such rights shall become non-exercisable at the Effective Time.

                                   ARTICLE V.

                                   COVENANTS

    Section 5.1. CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Doubletree and Promus each agrees as to itself and its respective Subsidiaries (except to the extent that the other party shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement or the Stock Option Agreements or as set forth in Section 5.1 of the Doubletree Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Doubletree and Promus each shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the other party:

        (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements (including severance agreements) in effect as of the date of this Agreement;

        (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

        (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to employees or directors, which options represent in the aggregate the right to acquire no more than 25,000 shares (net of cancellations) of Doubletree Common Stock or Promus Common Stock, as the case may be, (ii) the issuance of shares of Doubletree Common Stock or Promus Common Stock, as the case may be, pursuant to the exercise of options or warrants outstanding on the date of this Agreement, and (iii) the issuance of capital stock under the Doubletree Rights Plan or the Promus Rights Plan if required by the respective terms thereof;

        (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than hotel properties, inventory and other immaterial assets, in each case in the ordinary course of business);

        (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions (including sales, leases, licenses or dispositions of hotel properties, inventory and other immaterial assets) in the ordinary course of business;

        (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

        (g) Amend or propose to amend its Certificate of Incorporation or Bylaws except as contemplated by this Agreement;

        (h) Incur any indebtedness for borrowed money other than in the ordinary course of business;

        (i) Take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or the Stock Option Agreements or in any of its representations and warranties set forth in this Agreement or the Stock Option Agreements being untrue on and as of the Closing Date;

        (j) Make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or make any material change to any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31, 1996, except as may be required by applicable law;

        (k) Settle any litigation relating to the transactions contemplated hereby other than any settlement which would not (i) have a Doubletree Material Adverse Effect (if settled by Doubletree), a Promus Material Adverse Effect (if settled by Promus) or a material adverse effect on the business, properties, financial condition or results of operations of Parent (if settled by either Doubletree or Promus) or (ii) adversely effect the consummation of the transactions contemplated hereby; or

        (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (k) above.

    Section 5.2. COOPERATION; NOTICE; CURE. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Doubletree and Promus shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Mergers and the transactions contemplated hereby and thereby. Each of Doubletree and Promus shall promptly notify the other in writing of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of Doubletree or Promus under this Agreement to be breached or that renders or will render untrue any representation or warranty of Doubletree or Promus contained in this Agreement. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

    Section 5.3.  NO SOLICITATION.

    (a) Doubletree and Promus each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or group of persons) other than Doubletree or Promus or their respective affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Doubletree or Promus, or their respective Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Mergers and the prospects of Doubletree and Promus as a combined company, would, if consummated, result in a transaction more favorable to the stockholders of such party over the long term than the transaction contemplated by this Agreement (a "Superior Proposal") and the Board of Directors of such party determines in good faith after consultation with outside legal counsel that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with terms no less favorable to such party than those contained in the Confidentiality Agreements, each dated August 16, 1997 between Promus and Doubletree (the "Confidentiality Agreements"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Each of Doubletree and Promus agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless its Board of Directors determines in good faith after consultation with outside legal counsel that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

    (b) Doubletree and Promus shall each notify the other party immediately after receipt by Doubletree or Promus (or any of their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

    Section 5.4.  JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

    (a) As promptly as practical after the execution of this Agreement, Doubletree and Promus shall prepare and file with the SEC the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, provided that Doubletree and Promus may delay the filing of the Registration Statement until approval of the Joint Proxy Statement/ Prospectus by the SEC. Doubletree and Promus shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Doubletree in favor of adoption of this Agreement and the Doubletree Merger and the recommendation of the Board of Directors of Promus in favor of adoption of this Agreement and the Promus Merger; provided that the Board of Directors of either party may modify or withdraw such recommendation if such Board of Directors believes in good faith after consultation with outside legal counsel that the modification or withdrawal of such recommendation is required for such Board of Directors to comply with its fiduciary duties under applicable law.

    (b) Doubletree and Promus shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

    Section 5.5. NASDAQ QUOTATION AND NYSE LISTING. Each of Doubletree and Promus agrees to continue the quotation and listing of Doubletree Common Stock and Promus Common Stock, respectively, on NASDAQ National Market and the NYSE, respectively, during the term of this Agreement.

    Section 5.6. ACCESS TO INFORMATION. Upon reasonable notice, Doubletree and Promus shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of Doubletree and Promus shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other (a) copies of monthly financial reports and development reports, (b) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (c) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreements. No information or knowledge obtained in any investigation pursuant to this Section 5.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

    Section 5.7. STOCKHOLDERS' MEETINGS. Doubletree and Promus each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of Doubletree, upon this Agreement and the Doubletree Merger and, in the case of Promus, upon this Agreement and the Promus Merger. Subject to Sections 5.3 and 5.4, Doubletree and Promus shall, through their respective Boards of Directors, recommend to their respective stockholders adoption of this Agreement and approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Unless otherwise required to comply with the applicable fiduciary duties of the respective directors of Doubletree and Promus, as determined by such directors in good faith after consultation with outside legal counsel, each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters. Doubletree and Promus intend to submit additional proposals to their respective stockholders at the Doubletree Stockholders' Meeting and the Promus Stockholders' Meeting, respectively, separate from the proposals referred to in the first sentence of this Section 5.7. The approval by Doubletree's stockholders or Promus's stockholders, as the case may be, of such additional proposals shall not be a condition to the closing of the Mergers under this Agreement.

    Section 5.8.  LEGAL CONDITIONS TO MERGER.

    (a) Doubletree and Promus shall each use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Doubletree or Promus or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Mergers, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws,
(B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law. Doubletree and Promus shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Doubletree and Promus shall use their reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

    (b) Doubletree and Promus agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective reasonable efforts to obtain any government clearances required for Closing

(including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Mergers or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Doubletree and Promus shall cooperate and work together in any proceedings or negotiations with any Governmental Entity relating to any of the foregoing. Notwithstanding anything to the contrary in this Section 5.8, neither Doubletree nor Promus, nor any of their respective Subsidiaries, shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Mergers.

    (c) Each of Doubletree and Promus shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents related to or required in connection with the Mergers.

    Section 5.9. PUBLIC DISCLOSURE. Doubletree and Promus shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

    Section 5.10. NONRECOGNITION EXCHANGE. From and after the date hereof and until the Effective Time, neither Doubletree nor Promus, nor any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of either of the Mergers as a reorganization described in Section 368(a) of the Code and/or, taken together with the other of the Mergers, as a transfer of property to Parent by holders of Doubletree Common Stock or Promus Common Stock, as applicable, described in Section 351 of the Code.

    Section 5.11. POOLING ACCOUNTING. From and after the date hereof and until the Effective Time, neither Doubletree nor Promus, nor any of their respective Subsidiaries or other Affiliates shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Mergers as a pooling of interests for accounting purposes.

    Section 5.12. AFFILIATE AGREEMENTS. Upon the execution of this Agreement, Doubletree and Promus will provide each other with a list of those persons who are, in Doubletree's or Promus's respective reasonable judgment, "affiliates" of Doubletree or Promus, respectively, within the meaning of Rule 145 (each such person who is an "affiliate" of Doubletree or Promus within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Doubletree and Promus shall provide each other such information and documents as the other party shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. Doubletree and Promus shall each use all reasonable efforts to deliver or cause to be delivered to each other by October 15, 1997 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, in substantially the form of Exhibit F (with respect to affiliates of Doubletree) or Exhibit G (with respect to affiliates of Promus) attached hereto (each, an "Affiliate Agreement," and together, the "Affiliate Agreements").

    Section 5.13. NYSE LISTING. Doubletree and Promus shall cause Parent to promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Mergers and upon exercise of Doubletree Stock Options, the GEPT Warrant and Promus Stock Options, and shall use all reasonable efforts to cause such shares to be approved for listing on the NYSE, prior to the Effective Time, subject to official notice of issuance.

    Section 5.14.  STOCK PLANS.

    (a) At the Effective Time, each outstanding option to purchase shares of Doubletree Common Stock (an "Doubletree Stock Option") under the Doubletree Stock Plans and each outstanding option to purchase shares of Promus Common Stock (a "Promus Stock Option") under the Promus Stock Plans, in each case whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Doubletree Stock Option or Promus Stock Option, as the case may be, the same number of shares of Parent Common Stock as the holder of such Doubletree Stock Option or Promus Stock Option, as the case may be, would have been entitled to receive pursuant to the Doubletree Merger or the Promus Merger, respectively, had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Doubletree Common Stock or Promus Common Stock, as the case may be, purchasable pursuant to such Doubletree Stock Option or such Promus Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Doubletree Stock Option or Promus Stock Option, as the case may be, in accordance with the foregoing.

    (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the Doubletree Stock Plans and the Promus Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Doubletree Stock Plans or Promus Stock Plans, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.14 after giving effect to the Mergers).

    (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Doubletree Stock Plans and Promus Stock Plans assumed in accordance with this
Section 5.14. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    (d) The Board of Directors of each of Doubletree and Promus shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Doubletree Stock Plans and the instruments evidencing the Doubletree Stock Options, or the Promus Stock Plans and the instruments evidencing the Promus Stock Options, as the case may be, to provide for the conversion of the Doubletree Stock Options and the Promus Stock Options into options to acquire Parent Common Stock in accordance with this Section 5.14 without obtaining consent of the holders of the Doubletree Stock Options or Promus Stock Options in connection with such conversion; provided, however, that Promus shall use all reasonable efforts to obtain from each holder of Promus Stock Options a waiver of any right of such holder to receive any cash payment which may become due with respect to any Promus Stock Options that are exercisable immediately prior to the Effective Time as a result of the consummation of the transactions contemplated hereby.

    (e) The Board of Directors of each of Doubletree and Promus shall, prior to or as of the Effective Time, take appropriate action to approve the deemed cancellation of the Doubletree Stock Options or Promus Stock Options, as the case may be, for purposes of Section 16(b) of the Exchange Act. The Board of Directors of Parent shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Parent Common Stock under the Doubletree Stock Options and the Promus Stock Options (as converted pursuant to this Section 5.14) for purposes of Section 16(b) of the Exchange Act.

    Section 5.15. BROKERS OR FINDERS. Each of Doubletree and Promus represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Morgan Stanley & Co. Incorporated, whose fees and expenses will be paid by Doubletree in accordance with Doubletree's agreement with such firm (a copy of which has been delivered by Doubletree to Promus prior to the date of this Agreement), and BT Wolfensohn, whose fees and expenses will be paid by Promus in accordance with Promus's agreement with such firm (a copy of which has been delivered by Promus prior to the date of this Agreement). Each of Promus and Doubletree agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

    Section 5.16.  INDEMNIFICATION.

    (a) From and after the Effective Time, Parent agrees that it will, and will cause the Surviving Corporations to, indemnify and hold harmless each present and former director and officer of Doubletree and Promus (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Doubletree or Promus, as the case may be, would have been permitted under Delaware law and its certificate of incorporation or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

    (b) For a period of six years after the Effective Time, Parent shall maintain or shall cause the Surviving Corporations to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by Doubletree's or Promus's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by Doubletree and Promus to each other) with coverage in amount and scope at least as favorable as Doubletree's or Promus's existing coverage; provided that in no event shall Parent or the Surviving Corporations be required to expend in the aggregate in excess of 200% of the annual premium currently paid by Doubletree and Promus for such coverage; and if such premium would at any time exceed 200% of the such amount, then the Parent or the Surviving Corporations shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of such amount.

    (c) The provisions of this Section 5.16 are intended to be an addition to the rights otherwise available to the current officers and directors of Doubletree and Promus by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

    Section 5.17. LETTER OF PROMUS'S ACCOUNTANTS. Promus shall use all reasonable efforts to cause to be delivered to Doubletree and Promus a letter of Arthur Andersen LLP, Promus's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Doubletree, in form reasonably satisfactory to Doubletree and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

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
    Section 5.18. LETTER OF DOUBLETREE'S ACCOUNTANTS. Doubletree shall use all reasonable efforts to cause to be delivered to Promus and Doubletree a letter of KPMG Peat Marwick LLP, Doubletree's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Promus, in form reasonably satisfactory to Promus and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 5.19. STOCK OPTION AGREEMENTS. Promus and Doubletree each agree to fully perform their respective obligations under the Stock Option Agreements.

    Section 5.20.  POST-MERGER CORPORATE GOVERNANCE; EMPLOYMENT ARRANGEMENTS.

    (a) At the Effective Time, the total number of persons serving on the Board of Directors of Parent shall be fourteen (unless otherwise agreed in writing by Doubletree and Promus prior to the Effective Time), half of whom shall be Doubletree Directors and half of whom shall be Promus Directors (as such terms are defined below), all of which Doubletree Directors and Promus Directors shall be spread as evenly as possible among Parent's three classes of Directors. The persons to serve initially on the Board of Directors of Parent at the Effective Time who are Doubletree Directors shall be selected solely by and at the absolute discretion of the Board of Directors of Doubletree prior to the Effective Time; and the persons to serve initially on the Board of Directors of Parent at the Effective Time who are Promus Directors shall be selected solely by and at the absolute discretion of the Board of Directors of Promus prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Parent after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. From and after the Effective Time and until December 31, 2002, (a) the Board of Directors of Parent and each Committee of the Board of Directors of Parent as constituted following each election of Directors shall consist of an equal number of Doubletree Directors and Promus Directors, and (b) the size of the Board of Directors of Parent and each Committee of the Board of Directors of Parent shall not be increased unless such increase is approved by 75% of the members thereof. It is the intention of the parties hereto that Mr. Dale Frey shall be designated as the initial Chairman of the Human Resources Committee of Parent immediately following the Effective Time. If, at any time during the period referenced in the second preceding sentence, the number of Doubletree Directors and Promus Directors serving, or that would be serving following the next stockholders' meeting at which Directors are to be elected, as Directors of Parent or as members of any Committee of the Board of Directors of Parent, would not be equal, then, subject to the fiduciary duties of the Directors of Parent, the Board of Directors and the Nominating Committee thereof shall nominate for election at the next stockholders' meeting at which Directors are to be elected, such person or persons as may be requested by the remaining Doubletree Directors (if the number of Doubletree Directors is, or would otherwise become, less than the number of Promus Directors) or by the remaining Promus Directors (if the number of Promus Directors is, or would otherwise become, less than the number of Doubletree Directors) to ensure that there shall be an equal number of Doubletree Directors and Promus Directors. The provisions of the preceding sentence shall not apply in respect of any stockholders' meeting which takes place after December 31, 2002. The term "Doubletree Director" means (i) any person serving as a Director of Doubletree or any of its Subsidiaries on the date hereof who becomes a Director of Parent at the Effective Time and (ii) any person who becomes a Director of Parent pursuant to the second preceding sentence and who is designated by the Doubletree Directors; and the term "Promus Director" means (i) any person serving as a Director of Promus or any of its Subsidiaries on the date hereof who becomes a Director of Parent at the Effective Time and (ii) any person who becomes a Director of Parent pursuant to the second preceding sentence and who is designated by the Promus Directors.

    (b) At the Effective Time, pursuant to the terms of the employment contracts referred to in Section 5.20(c) hereof, (i) Raymond E. Schultz, the current Chief Executive Officer of Promus, shall hold the position of Chief Executive Officer and Chairman of the Board of Parent,
(ii) Richard M. Kelleher, the current President and Chief Executive Officer of Doubletree, shall hold the position of President and Chief Operating Officer of Parent, (iii) William L. Perocchi, the current Executive Vice President and Chief Financial Officer of Doubletree, shall hold the position of Executive Vice President and Chief Financial Officer of Parent and (iv) Thomas L. Keltner, the current Executive Vice President, Development of Promus, shall hold the position of Executive Vice President, Development of Parent. Mr. Schultz will continue as Chairman of the Board and Chief Executive Officer of Parent until his retirement no later than December 31, 1999, and, pursuant to the terms of the employment contracts referred to in Section 5.20(c) hereof and subject to the Bylaws of Parent, Mr. Kelleher will succeed Mr. Schultz as Chairman of the Board and Chief Executive Officer of Parent. If any of the persons identified above in this
Section 5.20(b) is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Parent in accordance with the Bylaws of Parent. The authority, duties and responsibilities of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer and the Executive Vice President, Development shall be set forth in the employment contracts entered into pursuant to Section 5.20(c) hereof, which employment contracts shall also set forth in their entirety the rights and remedies of Messrs. Schultz, Kelleher, Perocchi and Keltner with respect to employment by Parent , and none of them shall have any right, remedy or cause of action under this Section 5.20, nor shall they be third party beneficiaries of this Section 5.20.

    (c) Prior to the Closing, Parent shall offer to enter into employment agreements with Raymond E. Schultz, Richard M. Kelleher, William L. Perocchi and Thomas L. Keltner on substantially the terms previously agreed to by Doubletree and Promus.

    (d) At the Effective Time, Parent shall have an Executive Committee which initially will be comprised of the following four members of the Board of Directors of Parent: Richard J. Ferris, Michael D. Rose, Raymond E. Schultz and Peter V. Ueberroth. In addition, Richard M. Kelleher shall be an ex-officio member of the Executive Committee with the right to attend but not vote at all meetings of the Executive Committee. The Executive Committee shall have responsibility for developing Parent's long-term strategic plans, making significant capital allocation decisions and such other duties and responsibilities as specified by the Board of Directors of Parent at or after the Effective Time. The Executive Committee also shall be required to oversee the implementation of Promus's existing 100% guest satisfaction guarantee program at all of Promus's and Doubletree's hotel properties following the Effective Time. Each member of the Executive Committee that is not an employee of Parent will be entitled to receive $300,000 per year as compensation for serving on the Executive Committee.

    (e) Each of Doubletree and Promus shall cause Parent to incorporate the provisions contained in this Section 5.20 into the Bylaws of Parent in effect at the Effective Time, which provisions shall thereafter be amended only with the approval of 75% of the members of the Board of Directors of Parent.

    Section 5.21. NAME OF PARENT. At the Effective Time, Parent shall change its corporate name to Promus Hotel Corporation.

    Section 5.22. PARENT STOCKHOLDER RIGHTS PLAN. Prior to the Effective Time, Doubletree and Promus shall cause Parent to adopt a Stockholder Rights Plan (the "Parent Rights Plan") that is substantially similar to the Promus Rights Plan, with such modifications as are acceptable to both Doubletree and Promus.

    Section 5.23.  GEPT WARRANT; DOUBLETREE REGISTRATION RIGHTS AGREEMENT

    (a) At the Effective Time, Parent shall assume all obligations under the GEPT Warrant, and the holder of the GEPT Warrant thereafter shall have the right to acquire, on the same pricing and payment terms and conditions as are currently applicable under the GEPT Warrant, the same number of shares of Parent Common Stock as the holder of the GEPT Warrant would have been entitled to receive pursuant to the Doubletree Merger had such holder exercised the GEPT Warrant in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at the price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Doubletree Common Stock purchasable pursuant to the GEPT Warrant immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to the GEPT Warrant in accordance with the foregoing.

    (b) At the Effective Time, Doubletree and Promus shall cause Parent to enter into a Registration Rights Agreement (the "Parent Registration Rights Agreement") substantially similar to the Incorporation and Registration Rights Agreement dated as of December 16, 1993, as amended on June 30, 1994, February 27, 1996 and November 8, 1996 by and among Doubletree and certain stockholders of Doubletree (the "Doubletree Registration Rights Agreement") pursuant to which Parent will provide registration rights to parties to the Doubletree Registration Rights Agreement (other than Doubletree) with respect to all shares of Parent Common Stock issued in the Doubletree Merger on account of the shares of Doubletree Common Stock covered by the Doubletree Registration Rights Agreement.

    Section 5.24. CONVEYANCE TAXES. Doubletree and Promus shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

    Section 5.25. TRANSFER TAXES. Doubletree shall pay, and Promus shall pay, on behalf of the stockholders of Doubletree and Promus, respectively, any New York State Real Estate Transfer Tax, New York City Real Property Transfer Tax, New York State Stock Transfer Tax and any similar taxes imposed on the stockholders of Doubletree and Promus, respectively, by any other State of the United States (and any interest with respect to such taxes) (the "Transfer Taxes"), which become payable in connection with the transactions contemplated by this Agreement. Doubletree and Promus shall cooperate in the preparation, execution and filing of any required returns with respect to such Transfer Taxes (including returns on behalf of the stockholders of Doubletree and Promus) and in the determination of the portion of the consideration allocable to the real property of Doubletree and the Doubletree Subsidiaries and Promus and the Promus Subsidiaries in New York State and City (or in any other jurisdiction, if applicable). The Joint Proxy Statement/Prospectus shall provide that the stockholders of Doubletree and Promus shall be deemed to have (i) authorized Doubletree and Promus, respectively, to prepare, execute and file any tax returns relating to Transfer Taxes and pay any Transfer Taxes arising in connection with the Mergers, in each case, on behalf of such holders and (ii) agreed to be bound by the values and allocations established by Doubletree and Promus in the preparation of any return with respect to the Transfer Taxes, if applicable.

    Section 5.26. STOCKHOLDER LITIGATION. Each of Doubletree and Promus shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against Doubletree or Promus, as applicable, and its directors relating to the transactions contemplated hereby.

    Section 5.27.  EMPLOYEE BENEFITS; SEVERANCE.

    (a) Parent shall cause to continue to be maintained the Doubletree and Promus annual bonus plans for management employees for the 1997 fiscal year and shall calculate the amounts payable to participants thereunder on a basis consistent with the terms of each such plan and the past practice of Doubletree or Promus, as applicable.

    (b) For purposes of determining eligibility to participate, vesting, entitlement to benefits and in all other respects where length of service is relevant (except for pension benefit accruals) under any employee benefit plan or arrangement covering employees of Doubletree and its Subsidiaries ("Doubletree Employees") employees of Promus and its Subsidiaries ("Promus Employees") following the Effective Time, Parent shall cause such plans or arrangements to recognize service credit for service with Doubletree or Promus (as applicable) and any of their respective Subsidiaries to the same extent such service was recognized under the applicable employee benefit plans immediately prior to the Effective Time.

    (c) At the Effective Time, Parent shall assume and honor in accordance with their terms the severance agreements and severance pay policies identified in
Section 5.27 of the Doubletree Disclosure Schedule and Section 5.27 of the Promus Disclosure Schedule.

    (d) Promus and Doubletree agree that each may enter into retention and transition bonus arrangements with its employees prior to the Effective Time, with the terms and amounts of such payments to be determined jointly by the Chief Executive Officers of Promus and Doubletree; provided, however, that in no event shall the aggregate of all such payments exceed approximately $2.5 million.

    (e) Promus agrees to use all reasonable efforts, including obtaining any necessary employee consents, to prevent the automatic funding of any escrow, trust or similar arrangement pursuant to any employment agreement, arrangement or benefit plan that arises in connection with the execution of this Agreement or the consummation of any of the transactions contemplated hereby.

                                  ARTICLE VI.

                              CONDITIONS TO MERGER

    Section 6.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGERS. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction or waiver by each party prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement, the Doubletree Merger and the Promus Merger shall have been approved in the manner required under the DGCL by the respective holders of the issued and outstanding shares of capital stock of Doubletree and Promus.

        (b) HSR ACT. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

        (c) APPROVALS. Other than the filing provided for by Section 1.4, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a Doubletree Material Adverse Effect or a Promus Material Adverse Effect shall have been filed, been obtained or occurred.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

        (e) NO INJUNCTIONS. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

        (f) POOLING LETTERS. Doubletree and Promus shall have received letters from KPMG Peat Marwick LLP and Arthur Andersen LLP, respectively, addressed to Doubletree and Promus, respectively, regarding their concurrence with the respective conclusions of management of Doubletree and Promus, as to the appropriateness of the pooling of interests accounting, under Accounting Principles Board Opinion No. 16 for the transactions contemplated hereby, it being agreed that Doubletree and Promus shall each provide reasonable cooperation to KPMG Peat Marwick LLP and Arthur Andersen LLP to enable them to issue such letters.

        (g) NYSE LISTING. The shares of Parent Common Stock to be issued in the Merger and upon exercise of Doubletree Options, the GEPT Warrant and Promus Options shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (h) CORPORATE GOVERNANCE. Doubletree and Promus shall have taken all actions necessary so that (i) not later than the Effective Time, the Certificate of Incorporation and Bylaws of Parent shall have been amended to be substantially in the form of Exhibit D and Exhibit E hereto; (ii) at the Effective Time, the composition of the Board of Directors of Parent and of each Committee of the Board of Directors of Parent shall comply with Section
    5.20 hereof (assuming Doubletree has designated the Doubletree Directors and Promus has designated the Promus Directors, in each case as contemplated by
    Section 5.20(a) hereof); and (iii) not later than the Effective Time, Parent shall have adopted the Parent Rights Plan.

    Section 6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF DOUBLETREE. The obligation of Doubletree to effect the Doubletree Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Doubletree:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Promus set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and
    (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Promus Material Adverse Effect or a material adverse effect upon the consummation of the transactions contemplated hereby; and Doubletree shall have received a certificate signed on behalf of Promus by the chief executive officer and the chief financial officer of Promus to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PROMUS. Promus shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Doubletree shall have received a certificate signed on behalf of Promus by the chief executive officer and the chief financial officer of Promus to such effect.

        (c) TAX OPINION. Doubletree shall have received the opinion of Dewey Ballantine, counsel to Doubletree, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Doubletree Merger will be treated as a reorganization described in Section 368(a) of the Code and/or, taken together with the Promus Merger, as a transfer of property to Parent by holders of Doubletree Common Stock described in Section 351 of the Code.

        (d) NO TRIGGER OF PROMUS RIGHTS PLAN. No event shall have occurred that has or would result in the triggering of any right or entitlement of stockholders of Promus under the Promus Rights Plan, or will occur as a result of the consummation of the Mergers.

    Section 6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PROMUS. The obligations of Promus to effect the Promus Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by Promus:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Doubletree set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a Doubletree Material Adverse Effect, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Promus shall have received a certificate signed on behalf of Doubletree by the chief executive officer and the chief financial officer of Doubletree to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF DOUBLETREE. Doubletree shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Promus shall have received a certificate signed on behalf of Doubletree by the chief executive officer and the chief financial officer of Doubletree to such effect.

        (c) TAX OPINION. Promus shall have received the opinion of Latham & Watkins, counsel to Promus, based upon reasonably requested representation letters and dated the Closing Date, to the effect that the Promus Merger will be treated as a reorganization described in Section 368(a) of the Code and/or, taken together with the Doubletree Merger, as a transfer of property to Parent by holders of Promus Common Stock described in Section 351 of the Code.

        (d) NO TRIGGER OF DOUBLETREE RIGHTS PLAN. No event shall have occurred that has or would result in the triggering of any right or entitlement of stockholders of Doubletree under the Doubletree Rights Plan, or will occur as a result of the consummation of the Mergers.

                                  ARTICLE VII.

                           TERMINATION AND AMENDMENT

    Section 7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Doubletree or Promus:

        (a) by mutual written consent of Doubletree and Promus; or

        (b) by either Doubletree or Promus if the Mergers shall not have been consummated by January 31, 1998 (provided that (i) either Doubletree or Promus may extend such date to March 31, 1998 by providing written notice thereof to the other party on or prior to January 31, 1998 (January 31, 1998, as it may be so extended, shall be referred to herein as the "Outside Date") and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date); or

        (c) by either Doubletree or Promus if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers; or

        (d) (i) by Doubletree or Promus, if, at the Promus Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Promus in favor of the approval and adoption of this Agreement and the Promus Merger shall not have been obtained; or

    (ii) by Promus or Doubletree if, at the Doubletree Stockholders' Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Doubletree in favor of the approval and adoption of this Agreement and the Doubletree Merger shall not have been obtained; or

        (e) by Doubletree, if (i) the Board of Directors of Promus shall have withdrawn or modified its recommendation of this Agreement or the Promus Merger (provided that Doubletree's right to terminate this Agreement under such clause (i) shall not be available if at such time Promus would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); (ii) after the receipt by Promus of an Acquisition Proposal, Doubletree requests in writing that the Board of Directors of Promus reconfirm its recommendation of this Agreement and the Promus Merger to the stockholders of Promus and the Board of Directors of Promus fails to do so within 10 business days after its receipt of Doubletree's request; (iii) the Board of Directors of Promus shall have recommended to the stockholders of Promus an Alternative Transaction (as defined in Section 7.3(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of Promus Common Stock is commenced (other than by Doubletree or an Affiliate of Doubletree) and the Board of Directors of Promus recommends that the stockholders of Promus tender their shares in such tender or exchange offer; or (v) for any reason Promus fails to call and hold the Promus Stockholders' Meeting by the Outside Date (provided that Doubletree's right to terminate this Agreement under such clause (v) shall not be available if at such time Promus would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); or

        (f) by Promus, if (i) the Board of Directors of Doubletree shall have withdrawn or modified its recommendation of this Agreement or the Doubletree Merger (provided that Promus's right to terminate this Agreement under such clause (i) shall not be available if at such time Doubletree would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); (ii) after the receipt by Doubletree of an Acquisition Proposal, Promus requests in writing that the Board of Directors of Doubletree reconfirm its recommendation of this Agreement and the Doubletree Merger to the stockholders of Promus and the Board of Directors of Doubletree fails to do so within 10 business days after its receipt of Promus's request; (iii) the Board of Directors of Doubletree shall have recommended to the stockholders of Doubletree an Alternative Transaction (as defined in Section 7.3(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of Doubletree Common Stock is commenced (other than by Promus or an Affiliate of Promus) and the Board of Directors of Doubletree recommends that the stockholders of Doubletree tender their shares in such tender or exchange offer; or (v) for any reason Doubletree fails to call and hold the Doubletree Stockholders' Meeting by the Outside Date (provided that Promus's right to terminate this Agreement under such clause (v) shall not be available if at such time Doubletree would be entitled to terminate this Agreement under Section 7.1(h) without giving effect to the cure period); or

        (g) by Doubletree or Promus, prior to the approval of this Agreement by the stockholders of such party, if, as a result of a Superior Proposal received by such party from a Third Party, the Board of Directors of such party determines in good faith after consultation with outside legal counsel that accepting such Superior Proposal is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; provided, however, that no termination shall be effective pursuant to this Section 7.1(g) under circumstances in which a termination fee is payable by the terminating party pursuant to Section 7.3(b)(iii) or
    (c)(iii), unless concurrently with such termination, such termination fee is paid in full by the terminating party in accordance with Section 7.3(b)(iii) or (c)(iii), as applicable; or

        (h) by Doubletree or Promus, if (A) there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by Doubletree) or 6.3(a) or (b) (in the case of termination by Promus) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party; or (B) any event shall have occurred which makes it impossible for the conditions set forth in Article VI hereof (other than Section 6.1(a), 6.1(e), 6.2(d) and 6.3(d)) to be satisfied, provided that any termination pursuant to this clause (B) shall not be effective until 20 business days after notice thereof is delivered by the party seeking to terminate to the other party, and shall be automatically rescinded if (1) such condition is solely for the benefit of the party receiving such notice and (2) such party, prior to such 20th business day, irrevocably waives satisfaction of such condition based on such event.

        Section 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Doubletree, Promus, Parent or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.15 and 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Sections 5.15 and 7.3 of this Agreement, the Stock Option Agreements and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

        Section 7.3.  FEES AND EXPENSES.

        (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

        (b) Doubletree shall pay Promus a termination fee of $45 million upon the earliest to occur of the following events:

            (i) the termination of this Agreement by either Promus or Doubletree pursuant to Section 7.1(d)(ii), if a proposal for an Alternative Transaction (as defined below) involving Doubletree shall have been publicly announced prior to the Doubletree Stockholders' Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within eighteen months of such termination;

            (ii) the termination of this Agreement by Promus pursuant to Section 7.1(f); or

           (iii) the termination of this Agreement by Doubletree pursuant to
       Section 7.1(g).

        Doubletree's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Promus against Doubletree and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Doubletree. Notwithstanding the foregoing, if and to the extent that Promus has purchased shares of Doubletree Common Stock pursuant to the Promus Stock Option Agreement prior to the payment of the $45 million fee provided for herein (the "Fee Payment Date"), the amount payable to Promus under this
    Section 7.3(b), together with (i)(x) the net cash amount received by Promus prior to the Fee Payment Date pursuant to Doubletree's repurchase of Shares (as defined in the Promus Stock Option Agreement) pursuant to Section 7 of the Promus Stock Option Agreement, less (y) Promus's purchase price for such Shares, and (ii)(x) the amounts received by Promus prior to the Fee Payment Date pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged), less (y) Promus's purchase price for such Shares, shall not exceed $65 million.

        (c) Promus shall pay Doubletree a termination fee of $45 million upon the earliest to occur of the following events:

            (i) the termination of this Agreement by either Doubletree or Promus pursuant to Section 7.1(d)(i), if a proposal for an Alternative Transaction (as defined below) involving Promus shall have been publicly announced prior to the Promus Stockholders' Meeting and either an

       Alternative Transaction is entered into, or an Alternative Transaction is consummated, within eighteen months of such termination;

            (ii) the termination of this Agreement by Doubletree pursuant to
       Section 7.1(e); or

           (iii) the termination of this Agreement by Promus pursuant to Section
       7.1 (g).

        Promus's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Doubletree against Promus and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Promus. Notwithstanding the foregoing, if and to the extent that Doubletree has purchased shares of Promus Common Stock pursuant to the Doubletree Stock Option Agreement prior to the Fee Payment Date, the amount payable to Doubletree under this Section 7.3(c), together with (i)(x) the net cash amount received by Doubletree prior to the Fee Payment Date pursuant to Promus's repurchase of Shares (as defined in the Doubletree Stock Option Agreement) pursuant to Section 7 of the Doubletree Stock Option Agreement, less (y) Doubletree's purchase price for such Shares, and (ii)(x) the amounts received by Doubletree prior to the Fee Payment Date pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged), less (y) Doubletree's purchase price for such Shares, shall not exceed $65 million.

        (d) The fees payable pursuant to Section 7.3(b) or 7.3(c) shall be paid concurrently with the first to occur of the events described in Section 7.3(b)(i), (ii) or (iii) or 7.3(c)(i), (ii) or (iii), respectively.

        (e) As used in this Agreement, "Alternative Transaction" means either
    (i) a transaction pursuant to which any Third Party acquires more than 20% of the outstanding shares of Doubletree Common Stock or Promus Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Doubletree or Promus pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 20% of the outstanding shares of Doubletree Common Stock or Promus Common Stock, as the case may be, or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Doubletree or Promus, and the entity surviving any merger or business combination including any of them) of Doubletree or Promus having a fair market value (as determined by the Board of Directors of Doubletree or Promus, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of Doubletree or Promus, as the case may be, and their respective Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        Section 7.4. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of Doubletree or Promus, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that this Agreement may be amended in writing without obtaining the signatures of Doubletree, Promus or Parent solely for the purpose of adding Doubletree Sub and Merger Sub as parties to this Agreement.

        Section 7.5. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
    (iii) waive compliance with any of the agreements or conditions contained here. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

        Section 8.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.6, 2.1, 2.2, 2.4, 5.16, 5.19, 5.20 and 5.27 and Article VIII, and the
    agreements of the Affiliates delivered pursuant to Section 5.12. The Confidentiality Agreements shall survive the execution and delivery of this Agreement.

        Section 8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a) if to Doubletree, to

Doubletree Corporation
                             410 North 44th Street, Suite 700
                             Phoenix, AZ 85008
                             Attn: Richard M. Kelleher
                             Telecopy: (602) 220-6753

with a copy to
                             Dewey Ballantine
                             1301 Avenue of the Americas
                             New York, NY 10019-6092
                             Attn: William J. Phillips, Esq.
                             Telecopy: (212) 295-6333

           (b) if to Promus, to

Promus Hotel Corporation
                             755 Crossover Lane
                             Memphis, TN 38117
                             Attn: Raymond E. Schultz
                             Telecopy: (901) 374-5636

with a copy to:
                             Latham & Watkins
                             633 West Fifth Street, Suite 4000
                             Los Angeles, CA 90071-2007
                             Attn: John M. Newell, Esq.
                             Telecopy: (213) 891-8763

    Section 8.3. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 1, 1997.

    Section 8.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 8.5. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 5.16 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreements shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither Doubletree nor Promus makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

    Section 8.6. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

    Section 8.7. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                                   SIGNATURES

    IN WITNESS WHEREOF, Doubletree, Promus and Parent have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          DOUBLETREE CORPORATION

                                          /s/ Richard M. Kelleher
                                          --------------------------------------

                                          By: Richard M. Kelleher
                                          Its: President & CEO

                                          PROMUS HOTEL CORPORATION

                                          /s/ Raymond E. Schultz
                                          --------------------------------------

                                          By: Raymond E. Schultz
                                          Its: President & Chief Executive
                                          Officer

                                          PARENT HOLDING CORP.

                                          /s/ Raymond E. Schultz
                                          --------------------------------------

                                          By: Raymond E. Schultz
                                          Its: Chief Executive Officer &
                                          Chairman of the Board